 Exhibit 99.1

FOR IMMEDIATE RELEASE

CHINA LENDING CORPORATION ORDINARY SHARES met applicable listing requirements FOR
Nasdaq Capital Market

New York, NY – December 12, 2016 – China Lending Corporation (NASDAQ: CLDC; CLDCW) (“China Lending” or the “Company”), a leading non-bank direct lending corporation servicing micro, small and medium sized enterprises (MSME), currently underserved by commercial banks in China, today announced that on December 7, 2016, it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that its ordinary shares had met applicable listing requirements and would remain listed on the Nasdaq Capital Market. The hearing relating to the Company’s listing was canceled.

On December 12, 2016, the Company notified Nasdaq of its intent to delist its warrants from the Nasdaq Capital Market due to the failure of the warrants to meet the minimum 400 round lot holder requirement under Nasdaq Marketplace Rule 5515(a)(4).

The Company intends to file a Form 25 with the SEC on December 21, 2016 relating to the delisting of its warrants, with the delisting of the warrants to be effective ten days thereafter. Accordingly, the Company expects that the last day of trading of its warrants on the Nasdaq Capital Market will be on or about December 30, 2016. The Company believes that its warrants will be eligible for quotation on the Over-the-Counter Bulletin Board following its delisting from the Nasdaq Capital Market.

About China Lending

Founded in 2009, China Lending is a non-bank direct lending corporation and provides services to micro, small and medium sized enterprises, farmers, and individuals, who are currently underserved by commercial banks in China. Headquartered in Urumqi, the capital of Xinjiang Autonomous Region, with a registered capital of $94.7 million as of June 30, 2016, China Lending is one of the largest direct lending companies in the region in terms of registered capital.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that China Lending expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “may,” “believe” and “expect.” These statements are based on certain assumptions and analyses made by China Lending in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, (1) the ability to obtain or maintain the listing of the Company’s securities on the NASDAQ Capital Market; (2) the risk that our recent business combination disrupts the Company’s current plans and operations; (3) the ability to recognize the anticipated benefits of our recent business combination, which may be affected by, among other things, closing proceeds, competition and the ability of the business to grow and manage growth profitably; (4) the outcome of any legal proceedings that may be instituted against the Company; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company in connection with the business combination, including those under “Risk Factors” therein, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

These forward-looking statements are based on information available as of the date of this press release and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

China Lending Corporation

Stephen Chan, Chief Financial Officer

chan.stephen@chinalending.com

Investor Relations:

The Equity Group Inc.

Lena Cati, Vice President

212-836-9611

lcati@equityny.com